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                                                                   Exhibit 10.1


                  SEVENTH AMENDMENT TO REVOLVING LOAN AGREEMENT


         THIS SEVENTH AMENDMENT TO REVOLVING LOAN AGREEMENT (the "Agreement") made and entered into as of July 16, 1998, by and between FIRST AMERICAN NATIONAL BANK, a national banking association organized and existing under the statutes of the United States of America (hereinafter "Lender"), and UNITED FOODS, INC., a corporation organized and existing under the laws of the State of Delaware ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Lender and Borrower executed a Loan Agreement dated as of April 7, 1993 (the "Loan Agreement") pursuant to which the Lender made a Twenty-Three Million Dollar ($23,000,000.00) revolving credit loan to Borrower for the purpose of providing working capital to the Borrower (the "Revolving Loan");

         WHEREAS, the Lender and Borrower have previously amended the Loan Agreement; and

         WHEREAS, the Lender and Borrower desire to further modify the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties do mutually agree as follows:

I. Section 1.17 of the Loan Agreement is hereby deleted in its entirety and the following subparagraph is substituted in lieu thereof:

         1.17 Eurodollar Rate. With respect to any Interest Period for any Eurodollar Loan, (a) the rate per annum equal to the applicable London interbank offered rate for U.S. Dollar deposits appearing on Telerate Page 3750 as of 11:00 a.m. London time two Business Days prior to the first day of such Interest Period (and if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurodollar Rate shall be equal to the London interbank offered rate for U.S. Dollar deposits maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Lender from Telerate Page 3750) for the number of days during such Interest Period divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements current on the date two Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (such Eurodollar Rate to be rounded upwards, if necessary, to the next higher 1/100th of one percent), plus
(c) one and one half percent (1.5%) per annum.

I. Section 1.35 of the Loan Agreement is hereby deleted in its entirety and the following subparagraph is substituted in lieu thereof:

         1.35 Prime Rate. The reference or base rate of interest publicly announced from time to time by Lender as its prime or base lending rate minus one half percent (.5%) per annum.

I. Section 1.42 of the Loan Agreement is hereby deleted in its entirety and the following subparagraph is substituted in lieu thereof:

         1.42 Revolving Credit Loan Maturity Date. June 1, 2001, provided, however, that the Revolving Credit Loan Maturity Date may be extended by Lender, at the request of the Borrower but in Lender's sole and absolute discretion, for one additional year on each anniversary date of this Agreement.


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         As amended hereby, the Loan Agreement, as previously amended, is confirmed and ratified in all other respects.

         IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.


                                     FIRST AMERICAN NATIONAL BANK

                                 By: /s/ David C. May
                                     -------------------------------------
                                     David C. May

                                     Title: Executive Vice President


                                     UNITED FOODS, INC.


                                 By: /s/ Carl W. Gruenewald, II
                                     ---------------------------------------
                                     Carl W. Gruenewald, II

                                     Title: Senior Vice President,
                                     Chief Financial Officer & Treasurer